EXHIBIT 8.1
LISTING OF SUBSIDIARIES

The following is a list of the Company’s subsidiaries as at March 1, 2024, excluding certain subsidiaries that in aggregate are not significant.

Name of Subsidiary	State or Jurisdiction of Incorporation	Proportion of Ownership Interest
Athens Spirit L.L.C.	Marshall Islands	28.7%
Atlanta Spirit L.L.C.	Marshall Islands	28.7%
Axel Spirit L.L.C.	Marshall Islands	28.7%
Barcelona Spirit L.L.C.	Marshall Islands	28.7%
Beijing Spirit L.L.C.	Marshall Islands	28.7%
Dilong Spirit L.L.C.	Marshall Islands	28.7%
Donegal Spirit L.L.C.	Marshall Islands	28.7%
Erik Spirit L.L.C.	Marshall Islands	28.7%
Esther Spirit L.L.C.	Marshall Islands	28.7%
Everest Spirit Holding L.L.C.	Marshall Islands	28.7%
Galway Spirit L.L.C.	Marshall Islands	28.7%
Helga Spirit L.L.C.	Marshall Islands	28.7%
Hummingbird Holdings L.L.C.	Marshall Islands	100%
Hummingbird Spirit L.L.C.	Marshall Islands	100%
Jiaolong Spirit L.L.C.	Marshall Islands	28.7%
Kaveri Spirit L.L.C.	Marshall Islands	28.7%
Limerick Spirit L.L.C.	Marshall Islands	28.7%
London Spirit L.L.C.	Marshall Islands	28.7%
Los Angeles Spirit L.L.C.	Marshall Islands	28.7%
Matterhorn Spirit L.L.C.	Marshall Islands	28.7%
Montreal Spirit L.L.C.	Marshall Islands	28.7%
Petrojarl 4 DA	Norway	100%
Pinnacle Spirit L.L.C.	Marshall Islands	28.7%
Remora AS	Norway	89.9%
Rio Spirit L.L.C.	Marshall Islands	28.7%
Rome Spirit L.L.C.	Marshall Islands	28.7%
Seoul Spirit L.L.C.	Marshall Islands	28.7%
Shenlong Spirit L.L.C.	Marshall Islands	28.7%
Summit Spirit L.L.C.	Marshall Islands	28.7%
Sydney Spirit L.L.C.	Marshall Islands	28.7%
T.I.L. Holdings Ltd.	Marshall Islands	28.7%
T.I.L. I L.L.C.	Marshall Islands	28.7%
T.I.L. II L.L.C.	Marshall Islands	28.7%
T.I.L. III L.L.C.	Marshall Islands	28.7%
T.I.L. IV L.L.C.	Marshall Islands	28.7%
T.I.L. IX L.L.C.	Marshall Islands	28.7%
T.I.L. V L.L.C.	Marshall Islands	28.7%
T.I.L. VI L.L.C.	Marshall Islands	28.7%
T.I.L. VII L.L.C.	Marshall Islands	28.7%
T.I.L. VIII L.L.C.	Marshall Islands	28.7%
T.I.L. X L.L.C.	Marshall Islands	28.7%
T.I.L. XI L.L.C.	Marshall Islands	28.7%
T.I.L. XII L.L.C.	Marshall Islands	28.7%
T.I.L. XIII L.L.C.	Marshall Islands	28.7%
T.I.L. XIV L.L.C.	Marshall Islands	28.7%
Tanker Investments Ltd.	Marshall Islands	28.7%
Teekay Business Process Services, Inc.	Philippines	100%
Teekay Chartering Limited	Marshall Islands	28.7%
Teekay Finance Limited	Bermuda	100%
Teekay Holdings Australia Pty Ltd.	Australia	100%
Teekay Holdings Limited	Bermuda	100%

Teekay Hummingbird Production Limited	United Kingdom	100%
Teekay Marine (Singapore) Pte. Ltd.	Singapore	28.7%
Teekay Marine Holdings Ltd.	Marshall Islands	28.7%
Teekay Marine Solutions Inc.	USA	28.7%
Teekay Petrojarl Floating Production UK Ltd.	United Kingdom	100%
Teekay Service Holdings Coöperatief U.A.	Netherlands	100%
Teekay Services Ltd.	Bermuda	100%
Teekay Shipping (Australia) Pty Ltd.	Australia	100%
Teekay Shipping (Canada) Ltd.	Canada	100%
Teekay Shipping (India) Private Limited	India	100%
Teekay Shipping (Singapore) Pte Ltd	Singapore	100%
Teekay Shipping (UK) Ltd.	United Kingdom	100%
Teekay Shipping (USA), Inc.	USA	100%
Teekay Shipping Philippines, Inc.	Philippines	25%
Teekay Tanker Operations Ltd.	Marshall Islands	28.7%
Teekay Tankers Chartering L.L.C.	Marshall Islands	28.7%
Teekay Tankers Chartering Pte. Ltd.	Singapore	28.7%
Teekay Tankers Holdings Ltd.	Marshall Islands	28.7%
Teekay Tankers HZ Hull No. H-1586 L.L.C.	Marshall Islands	28.7%
Teekay Tankers HZ Hull No. H-1587 L.L.C.	Marshall Islands	28.7%
Teekay Tankers HZ Hull No. H-1592 L.L.C.	Marshall Islands	28.7%
Teekay Tankers HZ Hull No. H-1593 L.L.C.	Marshall Islands	28.7%
Teekay Tankers Ltd. (1)	Marshall Islands	28.7%
Teekay Tankers TS Hull No. S-1415 L.L.C.	Marshall Islands	28.7%
Teekay Workboats L.L.C.	USA	28.7%
Tianlong Spirit L.L.C.	Marshall Islands	28.7%
Tokyo Spirit L.L.C.	Marshall Islands	28.7%
TPO AS	Norway	100%
TPO Investments Inc.	Marshall Islands	100%
Ugland Stena Storage AS	Norway	100%
Yamuna Spirit L.L.C.	Marshall Islands	28.7%
Zenith Spirit L.L.C.	Marshall Islands	28.7%

(1)Proportion of voting power held is 53.8%.